ARDEN REALTY LIMITED PARTNERHSHIP







                        October 7, 1997


VIA FACSIMILE

Foremost Carmel Mountain Ltd.
25351 Alicia Parkway
Suite A
Laguna Hills, California  92653

Attn:     Robert L. Wish

     Re:  Agreement of Purchase and Sale dated as of August 15,
          1997/12396 World Trade Drive, San Diego, California


Gentlemen:

     This letter refers to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of August 15, 1997 (the "Agreement"), by and between Foremost Carmel Mountain Ltd., a California limited partnership ("Seller") and Arden Realty Limited Partnership, a Maryland limited partnership ("Buyer"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

     Notwithstanding anything to the contrary contained in the Agreement, Buyer and Seller hereby agree as follows:

     1. The Contingency Period, insofar as it relates to the rights of Buyer to review and approve or disapprove the Estoppel Certificates, is hereby extended to 6:00 p.m. on Monday, September 29, 1997. Buyer shall continue to have the rights afforded it under Section 5.4 of the Agreement with respect to the Estoppel Certificates.

     2. Buyer has reviewed and has approved the matters shown on that certain preliminary title report prepared by Chicago Title Insurance Company and dated as of August 14, 1997, order no. 007359411, except as follows: real property taxes as shown in item no. 1 are to be prorated at Closing through Escrow in accordance with the Agreement; and item nos. 18, 19 and 20, which all relate to financing on the Property, are disapproved and are to be paid by Seller through Escrow at Closing in accordance with the Agreement, and provided Buyer obtain the following endorsements, all of which have been consented to by the Title
Company: 100, 116, 116.1, 103.7, 103.3 as to item nos. 3 and 10,
123.2, and 103.9 as to item nos. 13, 14, 16 and 17.

     3. Buyer and Seller intend to close the transactions contemplated by the Agreement on Tuesday, September 30, 1997.

     4. With respect to various physical deficiencies of the Property discovered by Buyer and listed on that certain list entitled "Work to be performed by the Seller from Exhibit A, 12396 Carmel Mountain Road (sic), San Diego, CA", together with Exhibit A thereto and attached hereto as Schedule 1 (the "Physical Deficiencies List"), Buyer and Seller have agreed as follows:

          4.1  Buyer shall receive a credit against the Purchase
Price at Closing of Four Thousand Five Hundred Dollars ($4,500) for the window repairs at the Property more specifically noted as item 10.e. on the Physical Deficiencies List.

          4.2 Buyer and Seller shall instruct Escrow Holder to hold back the sum of Forty-Five Thousand Five Hundred Dollars ($45,500) (the "Hold Back Sum") from the proceeds due Seller at Closing pending Seller's completion, to Buyer's satisfaction, in Buyer's sole and absolute discretion, of the remaining repairs, alterations and other works of improvements set forth in the Physical Deficiencies List within thirty (30) days following the Closing Date. The Hold Back Sum shall be promptly released to Seller upon Buyer's approval, in writing, of the repairs so completed by Seller. In the event Seller fails to satisfactorily complete such repairs within such thirty (30) day period, so much of the Hold Back Sum as is necessary for Buyer to complete all remaining repairs shall be released to Buyer, without limiting or otherwise impairing any other rights of Buyer, and the balance of the Hold Back Sum, if any, shall be released to Seller.

     5. Except as otherwise specifically set forth in this letter to the contrary, Buyer has completed its due diligence with respect to the Property and has approved the same.

     6. The parties signing below represent and warrant that they have the authority to bind the entity on whose behalf they are signing.

     If you are in agreement with the foregoing, please so indicate in the space provided below and return it by facsimile to the undersigned at (310) 274-6218.

                         Very truly yours,


                         Arden Realty Limited Partnership,
                         a Maryland limited partnership

                         By:  Arden Realty Group, Inc.
                              a Maryland corporation
                              Its: General Partner



                              By: /s/ Victor J. Coleman
                                   Its: President and COO


Acknowledged, accepted and agreed to this 26th day of September, 1997:

Foremost Carmel Mountain Ltd.,
a California limited partnership


By:  Mammoth Equities, LLC,
     a Nevada limited liability company
     Its: General Partner


     By: /s/ Robert L. Wish
          Its: Managing Manager